Exhibit 21
TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES
LIST OF SUBSIDIARIES OF THE REGISTRANT
The following are subsidiaries of the Registrant as of December 31, 2023.

Subsidiary and Name Under Which Business is Done	Where Organized
Algorex Inc.	California
ASIC II Limited	Hawaii
Benchmarq Microelectronics Corporation of South Korea	Delaware
Burr-Brown International Holding Corporation	Delaware
Energy Recommerce Inc.	California
innoCOMM wireless	California
Integrated Circuit Designs, Inc.	Maryland
Mediamatics, Inc.	California
National Acquisition Sub, Inc.	Delaware
National Semiconductor (Maine), Inc.	Delaware
National Semiconductor Corporation	Delaware
National Semiconductor International B.V.	Netherlands
National Semiconductor International, Inc.	Delaware
National Semiconductor Labuan Ltd.	Malaysia
PT Texas Instruments Indonesia	Indonesia
Telogy Networks, Inc.	Delaware
Texas Instruments (India) Private Limited	India
Texas Instruments (Philippines) LLC	Delaware
Texas Instruments (Shanghai) Co., Ltd.	PRC
Texas Instruments (U.K.) Holdings Limited	United Kingdom
Texas Instruments (U.K.) Limited	United Kingdom
Texas Instruments Asia Limited	Delaware
Texas Instruments Austin Incorporated	Delaware
Texas Instruments Australia Pty Limited	Australia
Texas Instruments Business Expansion GmbH	Germany
Texas Instruments Canada Limited	Canada
Texas Instruments China Sales Limited	Hong Kong
Texas Instruments China Trading Limited	Hong Kong
Texas Instruments CZ, s.r.o.	Czech Republic
Texas Instruments de Mexico, S. de R.L. de C.V.	Mexico
Texas Instruments Denmark ApS	Denmark
Texas Instruments Deutschland GmbH	Germany
Texas Instruments Education Technology GmbH	Germany
Texas Instruments Electronics Malaysia Sdn. Bhd.	Malaysia
Texas Instruments EMEA Sales GmbH	Germany
Texas Instruments España, S.A. Unipersonal	Spain
Texas Instruments Finland Oy	Finland

Subsidiary and Name Under Which Business is Done	Where Organized
Texas Instruments France SAS	France
Texas Instruments Gesellschaft m.b.H.	Austria
Texas Instruments Global Investments LLC	Delaware
Texas Instruments Holland B.V.	Netherlands
Texas Instruments Hong Kong Limited	Hong Kong
Texas Instruments Hungary Korlatolt Felelossegu Tarsasag	Hungary
Texas Instruments International (U.S.A.) Inc.	Delaware
Texas Instruments International Capital Corporation	Delaware
Texas Instruments International Trade Corporation	Delaware
Texas Instruments Ireland Trading Limited	Ireland
Texas Instruments Israel Ltd.	Israel
Texas Instruments Italia S.r.l.	Italy
Texas Instruments Japan Limited	Japan
Texas Instruments Korea Limited	Korea
Texas Instruments Lehigh Valley Incorporated	Delaware
Texas Instruments Limited	United Kingdom
Texas Instruments Logistics Malaysia Sdn. Bhd.	Malaysia
Texas Instruments Low Power Wireless San Diego LLC	Delaware
Texas Instruments Malaysia Sdn. Bhd.	Malaysia
Texas Instruments Management GmbH & Co. KG	Germany
Texas Instruments Northern Virginia Incorporated	Delaware
Texas Instruments Norway AS	Norway
Texas Instruments Palo Alto Incorporated	California
Texas Instruments Richardson LLC	Delaware
Texas Instruments Romania S.R.L.	Romania
Texas Instruments Russia Sales LLC	Russian Federation
Texas Instruments Santa Rosa Incorporated	California
Texas Instruments Semiconductor Manufacturing (Chengdu) Co., Ltd.	PRC
Texas Instruments Semiconductor Technologies (Shanghai) Co., Ltd.	PRC
Texas Instruments Semiconductor Trading Limited Company	Turkey
Texas Instruments Semicondutores e Tecnologias Ltda.	Brazil
Texas Instruments Singapore (Pte) Limited	Singapore
Texas Instruments Southeast Asia Pte. Ltd.	Singapore
Texas Instruments Sunnyvale Incorporated	Delaware
Texas Instruments Sweden AB	Sweden
Texas Instruments Taiwan Limited	Taiwan
Texas Instruments Tucson Corporation	Delaware
Texas Instruments Vietnam LLC	Socialist Republic of Vietnam
TI (Philippines), Inc.	Philippines
TI Europe B.V.	Netherlands
Unitrode Corporation	Maryland
Unitrode-Maine	Maine